Exhibit 10.17

Name of Investor

iSpecimen Inc.

NOTE SUBSCRIPTION AGREEMENT

iSpecimen Inc.

450 Bedford Street
Lexington, MA 02420

Attention: Christopher Ianelli, Chief Executive Officer

The undersigned investor (the “Investor”) acknowledges that it has received and reviewed certain information relating to a loan to iSpecimen Inc. (the “Company”), including the term sheet, investor presentation materials, and other information provided in writing to the undersigned Investor (the “Offering Materials”).

1.            Subscription for Note. Subject to the terms and conditions contained herein, the undersigned Investor hereby subscribes for and agrees to purchase the principal amount of Secured Promissory Notes, in the form attached hereto as Exhibit A (the “Notes”), in the amount set forth on the signature page of this Agreement. The Notes shall bear interest at a rate of twenty four percent (24%) per annum, on a non-compounding basis, and due on maturity on the earlier of (i) the closing of a new permanent equity financing yielding gross proceeds in excess of $10,000,000 (inclusive of existing convertible notes), (ii) the sale of the Company, (iii) prepayment by the Company, or (iv) December 31, 2019 (which date may be extended for two successive three month periods with the approval of the Board of Directors of the Company) (the “Maturity Date”). The Notes will be repayable upon demand of the Majority Lenders at any time on or after the Maturity Date, provided that the Notes have not been otherwise repaid in accordance with their terms. The Notes will be secured obligations of the Company. The Majority Lenders may, with the approval of the Company, elect to extend the Maturity Date one or more times, at their discretion. The Notes will be issued by the Company solely to “accredited investors” (as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended, the “Securities Act”).

1.1          Note Financing; Investor Participation; Minimum Investment. The Notes issued to the undersigned Investor and the Notes issued to other investors (collectively, the “Investors”) are being issued in connection with an interim debt financing of the Company, yielding up to an aggregate of $4,000,000 in gross proceeds (the “Note Financing”). Each Note issued shall be for a principal amount of no less than $50,000.

1.2          Initial Closing Date and Serial Closings. A minimum capital requirement for the initial closing shall be $500,000.00 (the “Initial Closing”). The Initial Closing shall take place as soon as practicable but no later than September 30, 2018 (the “Closing Date”) following satisfaction of the conditions set forth in Section 6 below. At any time, and from time to time, during the one-year period immediately following the Initial Closing, the Company may, at one or more additional closings (each a “Closing”), offer, sell and issue additional Notes to Investors upon the same terms and conditions hereof, provided that in no event shall the Company issue more than $4,000,000 in aggregate principal amount of Notes across all Closings, including at the Initial Closing. Additional Closings may be held at the discretion of the Board of Directors, and at each such Closing, any Investor shall execute an agreement in form and substance similar to this Agreement, and the Company shall issue to such Investor a Note in the amount of such investment at such additional Closing. Notwithstanding the foregoing, the Board of Directors may extend the period for additional Closings beyond one-year in its sole discretion.

iSpecimen Inc. Note Subscription Agreement, July 2018

1.3          Use of Proceeds. The proceeds of the Notes shall be used to support research, product development, expansion of sales and marketing efforts, working capital and general corporate purposes.

1.4          Amendments of the Notes. This Agreement and the Notes may be amended, extended, converted, substituted, or otherwise modified on behalf of all holders of Notes issued in connection with this Note Financing with the written consent or approval of the Company and the holders of at least a majority in aggregate principal amount of all Notes issued in this Note Financing (the “Majority Lenders”). No individual Note holder shall have the right to block any corporate action unless acted upon by the Majority Lenders and the Company, as set forth above. The Notes issued to the undersigned Investor and all other Notes issued by the Company in this Note Financing shall rank pari passu in all respects (including repayment).

1.5          Subordination. The obligations represented by the Notes shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed (whether term loan or working capital facility or other form of credit) of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies, venture debt firms, and other commercial lenders which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Notes; (iii) enforce or apply any security, now or hereafter existing for the Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

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2.	Security Interest.

2.1          Grant of Security Interest. The Company hereby grants, pledges, assigns, transfers and delivers to the Investors purchasing Notes hereunder as “Secured Parties” a first-lien security interest in any and all of the following property of the Company, whether now or hereafter existing or acquired (the “Collateral”): all Accounts and accounts receivable, all Inventory (including raw materials, work-in-process, finished goods and supplies); all Contract Rights, all General Intangibles (including, without limitation, payment intangibles, software, trademarks, patents, copyrights or other intellectual property), all Equipment (including all machinery, furniture, and fixtures), all Goods, all Chattel Paper (whether tangible or electronic), all fixtures, all Investment Property (including, without limitation, all financial assets, certificated and uncertificated securities, securities accounts and security entitlements); all Letter-of-Credit Rights, all rights under judgments, all commercial tort claims, and choses in action, all books, records and information relating to the Collateral and/or to the operation of the Company’s business, all Instruments, promissory notes, documents of title, documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash or other property, all insurance proceeds, and all guaranties, rights, remedies and privileges pertaining to any of the foregoing.

The Collateral shall secure payment and performance of the Company’s obligations to pay principal and interest under the Notes. All references to the “Code” shall refer to the Uniform Commercial Code of the State of Delaware, as amended from time to time. Capitalized terms used but undefined in this section shall have the meanings ascribed to them in Article 9 of the Code.

The Company hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) the organization identification number issued to the Company and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Collateral relates. The Company agrees to furnish any such information to the Secured Parties promptly upon request. The Company also ratifies its authorization for the Secured Parties to have filed in any jurisdiction any like financing statements if filed prior to the date hereof.

2.2          Appointment of Collateral Agent. Each of the Secured Parties hereby agrees that one designated member of the Secured Parties shall act as the initial collateral agent (the “Collateral Agent”), which individual shall initially be David Ianelli, for the benefit of the Secured Parties in connection with the protection of the Collateral and all matters relating to any security interest, from time to time, securing the Obligations, and no Secured Party shall have any right individually to exercise any rights or remedies with respect to the Collateral. The Collateral Agent shall be fully indemnified by each of the Secured Parties, on a pro rata basis, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, tax liabilities, broker’s or finder’s fees, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Collateral Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Collateral Agent shall be designated a party thereto) that may be imposed on, incurred by, or asserted against the Collateral Agent, in any manner relating to or arising out of or incurred by the Collateral Agent in connection with the Collateral Agent’s actions as the Secured Parties’ collateral agent; provided, however, that the Secured Parties shall have no obligation to the Collateral Agent under this Section with respect to liabilities arising from the gross negligence or willful misconduct of the Collateral Agent while acting as the collateral agent for the Secured Parties, as determined by a court of competent jurisdiction. Notwithstanding the foregoing, in no event shall the indemnification obligation of any Secured Party under the preceding sentence exceed the original principal amount of such Secured Party’s Notes. The relationship between the Collateral Agent and the Secured Parties is that of agent and principal only, and nothing contained in this Agreement or otherwise shall be construed to constitute the Collateral Agent as a trustee or fiduciary for any Secured Party. The Collateral Agent may resign at any time upon notice to the Secured Parties and the Company (in which case a majority in interest of the Secured Parties shall promptly appoint a replacement), and a majority in interest of the Secured Parties may replace the Collateral Agent at any time upon written notice to the Collateral Agent and the Secured Parties.

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2.3          Events of Default. Any one or more of the following shall constitute an event of default (an “Event of Default” or “Default”) under this Agreement and under the Notes: (a) any failure of the Company to pay all outstanding principal and accrued interest on the Notes, together with any other amounts otherwise due and owing (collectively, “Obligations”), on demand of the Major Holders at any time on or after the Maturity Date; (b) any Event of Bankruptcy; (c) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; (d) the issuance of any injunction or restraining order which results in a Material Adverse Effect on any aspect of the business or assets of the Company, or levy on or attachment of any funds or other property, real or personal, of the Company, in an amount in excess of $100,000, if, in each case, the same is not dismissed, discharged, released, satisfied or vacated within a period of sixty (60) days; (e) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of 45 days; or (f) a material default (following expiration of any applicable notice and cure periods) under any other material agreement of the Company, and in which the default results in a liability or obligation against the Company greater than $100,000. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of 90 days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon any Event of Default, the interest rate on the Notes shall be computed at an annual rate of thirty percent (30%) from and after the Event of Default. Upon the occurrence of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender under the Uniform Commercial Code and the Note Subscription Agreement.

2.4          Remedies upon Default. Upon the occurrence of an Event of Default which is not cured by the Company within the applicable notice and cure period or otherwise waived by the Major Holders, all Obligations of the Company shall be immediately due and payable in full and the Secured Parties shall have the rights and remedies of a secured party under the Code. The waiver of the Major Holders of an Event of Default shall not constitute a waiver of any other occurrence that constitutes an Event of Default. Any actions taken by the Secured Parties or the Collateral Agent pursuant to this Agreement shall require the consent of the Major Holders, and the Collateral Agent shall deliver to the Secured Parties a good faith estimate of the expenses it expects to incur in connection with such actions prior to or contemporaneous with receiving the consent of the Major Holders. Upon a Default, the Secured Parties may but are not required to do any one or more of the following: (i) without notice or demand to the Company declare the Obligations to be immediately due and payable; (ii) exercise the rights and remedies accorded a secured party by the Code or by any instrument securing the Obligations (including but not limited to, taking immediate possession of the Collateral); or (iii) perform any warranty, covenant or agreement which the Company has failed to perform under this Agreement. The proceeds received from the disposition of the Collateral shall be applied as follows: (a) first, to reimburse the Collateral Agent and Secured Parties for their reasonable expenses in connection with the collection and sale of the Collateral; (b) second, to the payment of all principal and interest due on the Notes; provided, however, that all payments made under the Promissory Notes shall be made pro rata, based on the principal amount owing under the Notes; and (c) third, any excess funds or property to the Company.

iSpecimen Inc. Note Subscription Agreement, July 2018	-4-

Notwithstanding anything contained herein to the contrary, upon any Event of Default, the Secured Parties and the Collateral Agent may also avail themselves of any other remedy available under the Uniform Commercial Code of Delaware or applicable law if the Company does not have the resources to pay the amounts due as set forth above and herein. Such remedies include without limitation the marshalling of the assets and collateral of the Company secured by the security interest set forth herein in a private sale, and taking possession of such assets and collateral as remuneration, compensation and consideration for the financing provided hereby and the failure to pay the Notes. Such remuneration shall include the assignment and transfer to the Secured Parties (or any assignee controlled by the Secured Parties) of the assets secured hereby as satisfaction and accord of the Obligations, including an assignment, transfer and recordation for the benefit of the Secured Parties (or any assignee controlled by the Secured Parties) of all intellectual property rights owned by the Company and secured hereby.

3. Representations and Warranties of the Company. The Company hereby makes the following representations in connection with the issuance of the Notes.

3.1.         Organization, Good Standing and Authority of the Company; No Subsidiaries. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company does not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation, and is not a participant in any joint venture, partnership or similar arrangement.

3.2.         Authorization. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Agreement and the Note the valid and enforceable obligations they purport to be. The issuance and sale of the Note do not require any further corporate action and will not be subject to preemptive rights of any present stockholders of the Company, and the Note will, upon its issuance and sale to the Investor, be duly authorized, validly issued and enforceable in accordance with its terms. This Agreement constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms. Notwithstanding anything in this Section to the contrary, enforcement of this Agreement and the Note may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors generally and subject to the fact that equitable remedies are discretionary and may not be granted by a court of competent jurisdiction.

3.3.         No Default. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute a default under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company, or any material contract, agreement or arrangement to which the Company is a party or by which it is bound.

3.4.         Compliance with Laws; Permits. The Company holds all material licenses, approvals, certificates, permits and authorizations necessary for the lawful conduct of its business and is in material compliance with all applicable laws, rules, regulations and ordinances. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business, the absence of which could materially and adversely affect the business, properties, prospects or financial condition of the Company (a “Material Adverse Effect”). The Company is not in default in any material respect under any such franchise, permit, license or other similar authority which could have a Material Adverse Effect.

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3.5.         Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge, information and belief of the Company) any investigation by any governmental or other instrumentality or agency, pending, or, to the Company’s knowledge, information and belief, threatened against or affecting the Company, or any of its properties, intellectual property or other rights which could materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which could have a Material Adverse Effect. The Company does not know of any valid basis for any such action, proceeding or investigation.

3.6.         Intellectual Property; Proprietary Rights, Employee Restrictions. To the best of its knowledge, the Company has all patents, patent licenses, copyrights, trademarks, service marks, trade names, trade secrets or other proprietary rights useful for its business (collectively, “Intellectual Property Rights”) as presently conducted or contemplated. The Company’s Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted or contemplated. To the best of its knowledge, the Company has a license to use all of its Intellectual Property Rights and it has obtained any licenses, releases or assignments necessary to use all third parties’ intellectual property rights in works embodied in its products and material for the conduct of its business. The Company has not received any notice or other claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe any intellectual property rights of such person or any third party. The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All Intellectual Property Rights necessary for the conduct of the Company’s business have been developed by employees, consultants or third parties and have been properly assigned to the Company as the sole property of the Company. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property Rights of the Company used in the conduct of its businesses, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person, other than those licenses and agreements set forth on Exhibit B.

3.7.         Absence of Certain Developments. Since [December 31, 2016], there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the business, operations, financial condition, assets, liabilities, prospects or contractual rights of the Company, except that the Company has continued to incur operating losses on approximately the same basis as during prior months since such date, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor (other than any such loan or other indebtedness described in this Agreement), (v) no increase, direct or indirect, in the compensation paid or payable to any officer or employee of the Company, other than as authorized by a majority of the disinterested members of the Board of Directors, (vi) no material loss, destruction or damage to any property of the Company whether or not insured, (vii) no material change in the personnel of the Company or the terms and conditions of their employment, (viii) no acquisition or disposition of any assets greater than $20,000 in the aggregate, nor any other transaction by the Company otherwise than for fair value in the ordinary course of business, and (ix) no contract, agreement, commitment, expenditure or hiring of new employees or consultants involving a potential commitment in excess of $20,000 in the aggregate or which is otherwise material and not entered into in the ordinary course of business.

3.8.         Information Supplied to Investor. Neither this Agreement, the Note, nor any document or certificate furnished to the Investor by or on behalf of the Company contains any untrue statement of a material fact, and none of this Agreement, the Note, or such other documents and certificates omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

iSpecimen Inc. Note Subscription Agreement, July 2018	-6-

4.             Representations and Warranties of the Undersigned. The undersigned understands and acknowledges that the Notes (the “Securities”), are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state securities laws. The Investor is purchasing the Securities without being offered or furnished any formal offering literature or prospectus other than the Offering Materials. The Investor understands that this transaction has not been reviewed and approved by the Securities and Exchange Commission or by any state regulatory authority.

4.1.         Suitability. The Investor confirms that it understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the purchase of the Notes is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Notes, and accordingly, it may not be possible for the Investor to liquidate its investment. The Investor recognizes that the Company is a development-stage enterprise with limited operating history and is currently developing and revising its business strategy and marketing plan.

4.2.         Lack of Liquidity. The Investor confirms that it is able to bear the economic risk of this investment, and to hold the Notes for an indefinite period of time. The Investor has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned’s ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments is reasonable in relation to its net worth and annual income.

4.3.         Knowledge and Experience. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor is an investor in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes.

4.4.         Access to Management. The Investor confirms that, in making its decision to purchase the Notes, it has relied solely upon independent investigations made by him, and that it has been given the opportunity to ask questions of, and to receive answers from, management of the Company concerning the Company and the terms and conditions of this offering. The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

4.5.         Investment Intent. The Notes are being acquired by the undersigned solely for its own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Notes for which it hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor must bear the economic risk of the investment for an indefinite period of time because the Notes have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

4.6.         Brokers. The Investor is under no obligation to pay any broker’s fee or commission in connection with its investment.

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4.7.         Investment Commitment Not Disproportionate to Net Worth. The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the Investor’s investment in the Company will not cause such overall commitment to become excessive.

4.8.         Liquid Asset Value. The current value of the Investor’s liquid assets, including cash, freely marketable securities and cash surrender value of life insurance, is sufficient to provide for such Investor’s current and anticipated needs and possible contingencies, so that such Investor is capable of bearing the economic risk of this investment in the Company.

4.9.         Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, by the Investor’s execution of this Agreement, that the Investor hereby confirms, that the Notes to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes. The Investor has not been formed for the specific purpose of acquiring the Notes.

4.10.       No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Notes, or (b) published any advertisement in connection with the offer and sale of the Notes.

5.            Transferability. The undersigned agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that the assignment and transfer of the Notes acquired pursuant hereto shall be made only in accordance with all applicable laws and the prior written consent of the Company (which may not be unreasonably withheld).

6.            Protective Covenants. Until the repayment of the Notes in accordance with their terms, the Company covenants and agrees that it shall not, without the agreement of the Majority Lenders, either directly or by amendment of the Certificate of Incorporation, Acquisition, or otherwise: (i) liquidate, dissolve or wind up the affairs of the Company; (ii) amend, modify alter, or repeal any provision of the Certificate of Incorporation or Bylaws which would adversely affect the rights, privileges, powers or preferences of the holders of the Notes; (iii) create, or authorize the creation of, or issue any other debt security having rights, preferences or privileges senior to the Notes offered in this Note Financing, except for any commercial credit, bank lines of credit, capital equipment loans or other commercial financing loans entered into in the ordinary course of business and with the approval of the Board of Directors; (iv) guarantee any indebtedness for money borrowed except for guarantees arising in the ordinary course of business of the Company and pursuant to market-based terms with trade creditors, licensors of intellectual property, vendors and suppliers; (v) change the principal business of the Company, enter new lines of business, or exit the current line of business; (vi) create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any nature, upon or with respect to any of the assets of the Company, or pledge, mortgage, encumber on, create a security interest in the Intellectual Property Rights of the Company, except for licenses granted or contracts entered into the ordinary course of business; or (vii) reclassify any existing debt or equity of the Company.

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7.            Conditions to Closing. The obligations of the Investor to fund the amounts set forth on the signature page hereof and the obligations of the Company set forth herein at the Initial Closing shall be subject to the satisfaction of each of the following conditions: (i) to the extent necessary, the requisite stockholders of the Company shall have provided any waivers, consents or approvals necessary for the consummation of this Note Financing and issuance of the Notes, (ii) the parties shall have executed and delivered this Agreement to one another, (iii) the Company shall have raised commitments for at least $[500,000] from Investors, (iv) the Company shall have evidence that the existing convertible notes have been amended to extend their maturity dates to a period of time at least three months following the Maturity Date, and (v) the Company and Collateral Agent shall have entered into a subordination agreement in form and substance reasonably acceptable to the Majority Lenders.

8.            Miscellaneous. This Agreement and the Offering Materials and the documents referenced therein constitute the entire agreement between the parties relative to the subject matter of the sale of the Notes, and supersede all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. For the avoidance of doubt, this Agreement and the terms and conditions of the Notes may be amended, waived, modified or extended, and the Notes may be substituted, extended, renewed, increased, converted or exchanged, by the written consent of the Company and the Majority Lenders. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision of this Agreement and this Agreement shall be construed and reformed by any court of competent jurisdiction to give full effect to the essential purposes of this Agreement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the general laws of the Commonwealth of Massachusetts and the federal securities laws. All notices provided for in this Agreement shall be given in writing and shall be effective when served either by personal delivery, express overnight courier service, electronic facsimile transmission, email transmission (with confirmation of receipt), or by first class mail, postage prepaid, addressed to the parties at their respective addresses. This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or the Notes or the breach of any of the provisions, hereof or the Notes shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of JAMS/Endispute. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having competent jurisdiction thereof. The Company is expressly relying on the representations of each Investor as to his, her or its status as an “accredited investor” under federal and state securities laws. If the representations of the Investor set forth above as an “accredited investor” are inaccurate, the Company, in its sole discretion and election, and without any liability or further obligation of the Company to the Investor, may refund to the Investor the purchase price of the Notes.

9.            Written Consent of Preferred Stock Holders. To the extent that the undersigned Investor is a holder of the Company’s Series B Preferred Stock entitled to vote hereon (each, a “Stockholder”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), each undersigned Stockholder does hereby, pursuant to this Agreement, vote, and provides his, her or its consent in respect of, all shares of the Company’s outstanding Series B Preferred Stock held of record by such Stockholder (whether now owned or hereafter acquired) for the adoption and approval of the following consent contained in this Section 11, without a formal meeting and without prior notice. The undersigned Stockholder hereby consents to, adopts, approves and waives the Note Financing in accordance with the terms of this Agreement and the applicable provisions of the Company’s Third Amended & Restated Certificate of Incorporation, and hereby adopts and approves each of this Agreement, the Notes and each of the transactions contemplated hereby. The undersigned Stockholder agrees and acknowledges that the foregoing consent shall take immediate effect once adopted, approved and consented to by the Stockholders holding at least a majority of the issued and outstanding Series B Preferred Stock of the Company.

[Signature Page Follows]

iSpecimen Inc. Note Subscription Agreement, July 2018	-9-

iSpecimen, Inc.

NOTE SUBSCRIPTION AGREEMENT

Signature Page

IN WITNESS WHEREOF, the undersigned has hereby executed this Note Subscription Agreement as of this __th day of _______, 201_.

Name & Signature of Investor:

Address:

Signature

Name/Entity: ___________________________

Title (if for an Entity): ____________________	Telephone: (617) 285-6000

Email Contact: ________@_________	Federal Income Tax I.D. No. (SSN for Indi. Investors): ###-##-####

Investment Amount: $ 000,000.[00]

If the Investor is a Stockholder, and to the fullest extent permitted by law, this Agreement has been duly executed as of the date first set forth above. The consent contained in Section 11 hereof shall be irrevocable and shall be effective immediately, provided that such consent shall be deemed revoked if it has not become effective within 60 days of the actual date of the signature below, which actual date of signature is the date on which provision for the effectiveness of the consent has been made.

*      *      *

The Company hereby accepts the subscription of the Investor pursuant to this Note Subscription Agreement, subject to the terms and conditions set forth herein, as of this 14th day of September, 2018.

iSpecimen Inc.

By:	/s/ Christopher Ianelli
Name: Christopher Ianelli
Title: Chief Executive Officer

iSpecimen Inc. Note Subscription Agreement, July 2018

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACT AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

iSpecimen Inc.

SECURED PROMISSORY NOTE

$ XXXXXXX	XXX XX, 2018

FOR VALUE RECEIVED, iSpecimen Inc., a Delaware corporation (the “Company”), hereby promises to pay, on the written demand of the combined Majority Lenders at any time on or after the earlier of (i) the closing of a new permanent equity financing yielding gross proceeds in excess of $10,000,000 (inclusive of existing convertible notes), (ii) the sale of the Company, (iii) prepayment by the Company, or (iv) December 31, 2019 (which date may be extended for two successive three month periods with the approval of the Board of Directors of the Company) (the “Maturity Date”), to XXXXXXXX (the “Lender”) the principal sum of XXXX XXXX XXXX ($XXX,XXX) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon as set forth below. This Note is being issued in connection with an interim debt financing of the Company by Lender and other lenders in an amount of up to $4,000,000, pursuant to the terms of certain Note Subscription Agreements (the “Note Subscription Agreements”). Terms not defined herein shall have the meanings set forth in the Note Subscription Agreements between the Company and the Lender, and other lenders who have executed similar Note Subscription Agreements.

Section 1.      Interest. Interest on the principal amount of this Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to twenty four percent (24%) per annum, without compounding. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Lender or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Notwithstanding any other provision of this Note, the Lender hereof does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

Section 2.      Prepayment and Prepayment Penalty. The Company may pay this Note in whole or in part at any time prior to the Maturity Date without the prior approval or consent of the Majority Lenders and without penalty, except if this Note is prepaid by the Company within ninety (90) days of its issuance, the Company shall pay a prepayment penalty equal to the amount of interest required to be paid such that under no circumstances will the Lender have received less than ninety (90) days of interest under this Note in the aggregate. The Lender will note all partial payments of principal and accompanying payments of interest on the face or reverse side of this Note.

iSpecimen Inc. Note Subscription Agreement, July 2018

Section 3.      Subordination. The obligations represented by this Note shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, and government agencies, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Notes; (iii) enforce or apply any security, now or hereafter existing for the Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

Section 4.      Events of Default. The outstanding balance of this Note shall be immediately due and payable prior to maturity in case of any of the following events, each of which shall be an “Event of Default”: (a) any failure of the Company to pay all outstanding principal and accrued interest on this Note, together with any other amounts otherwise due and owing (collectively, “Obligations”), on demand of the Major Holders at any time on or after the Maturity Date; (b) any Event of Bankruptcy; (c) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; (d) the issuance of any injunction or restraining order which results in a Material Adverse Effect on any aspect of the business or assets of the Company, or levy on or attachment of any funds or other property, real or personal, of the Company, in an amount in excess of $100,000, if, in each case, the same is not dismissed, discharged, released, satisfied or vacated within a period of sixty (60) days; (e) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of 45 days; or (f) a material default (following expiration of any applicable notice and cure periods) under any other material agreement of the Company, and in which the default results in a liability or obligation against the Company greater than $100,000. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of 90 days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon any Event of Default, the interest rate on the Notes shall be computed at an annual rate of thirty percent (30%) from and after the Event of Default. Upon the occurrence of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender under the Uniform Commercial Code and the Note Subscription Agreement.

iSpecimen Inc. Note Subscription Agreement, July 2018	-2-

Section 5.      Remedies upon Default. Upon the occurrence of an Event of Default which is not cured by the Company within the applicable notice and cure period or otherwise waived by the Major Holders, all Obligations of the company shall be immediately due and payable in full and the Secured Parties (as defined in the Note Subscription Agreements) shall have the rights and remedies of a secured party under the Code. The waiver of the Major Holders of a Default shall not constitute a waiver of any other occurrence that constitutes an Event of Default. Any actions taken by the Secured Parties or the Collateral Agent pursuant to this Agreement shall require the consent of the Major Holders, and the Collateral Agent shall deliver to the Secured Parties a good faith estimate of the expenses it expects to incur in connection with such actions prior to or contemporaneous with receiving the consent of the Major Holders. Upon a Default, the Secured Parties may but are not required to do any one or more of the following: (i) without notice or demand to the Company declare the Obligations to be immediately due and payable; (ii) exercise the rights and remedies accorded a secured party by the Uniform Commercial Code or by any instrument securing the Obligations (including but not limited to, taking immediate possession of the Collateral); or (iii) perform any warranty, covenant or agreement which the Company has failed to perform under the Subscription Agreement. Upon a Default, if the Secured Parties exercise their rights and remedies under the Code, the proceeds received from the disposition of the Collateral shall be applied as follows: (a) First, to reimburse the Secured Parties for their reasonable expenses in connection with the collection and sale of the Collateral; (b) Second, to the payment of all principal and interest due on the Notes; provided, however, that all payments made under the Promissory Notes shall be made pro rata, based on the principal amount owing under the Notes; and (c) Third, any excess funds to the Company.

Section 6.      Payment of Costs of Enforcement. The Company agrees to pay all costs, charges and expenses incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Lender’s rights under this Note (all such costs, charges and expenses being herein referred to as “Costs”). The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender. Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived.

Section 7.      Miscellaneous. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note is made under and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. This Note may be amended, substituted, altered, waived, modified or extended, and the Note may be substituted, extended, converted or exchanged, by the written consent of the Company and the Majority Lenders.

{Signature Page Follows}

iSpecimen Inc. Note Subscription Agreement, July 2018	-3-

IN WITNESS WHEREOF, the Company has executed this Promissory Note as an instrument under seal as of the date first written above.

ATTEST:

iSpecimen Inc.

XXXXXXXXXXXXXXXXXX

	By:	/s/ Christopher Ianelli

	Title:	Christopher Ianelli, Chief Executive Officer

iSpecimen Inc. Note Subscription Agreement, July 2018